CONVERTIBLE TERM LOAN AGREEMENT


                                     between


                          MICROLEAGUE MULTIMEDIA, INC.


                                       and


                            THE LENDERS LISTED HEREIN




                                September 8, 1997

                         CONVERTIBLE TERM LOAN AGREEMENT


         THIS CONVERTIBLE TERM LOAN AGREEMENT, dated as of September 8, 1997 (this "Agreement"), is entered into by and among MicroLeague Multimedia, Inc. ("MMI"), a Pennsylvania corporation, the lender(s) listed on Schedule I attached hereto and incorporated herein by reference (each an "Original Lender" and collectively, the "Original Lenders") and any other lender who may subsequently execute the Joinder Agreement attached hereto as Exhibit "B" (together with the Original Lenders, each a "Lender" and collectively, the "Lenders"). MMI is sometimes referred to herein as the "Borrower."

                                   WITNESSETH:

         WHEREAS, MMI desires to obtain, and each Lender in accordance with the dollar amount set forth opposite the name of such Lender on Schedule I or a Joinder Agreement attached hereto, has agreed or will agree, to provide term loans, which term loans shall be used by MMI for working capital and general corporate purposes; and

         WHEREAS, MMI has entered into a subscription agreement with each Original Lender dated the date hereof, and will subsequently execute a subscription agreement with each other Lender who executes a Joinder Agreement (the "Subscription Agreements") whereby each Lender has subscribed for and agreed to purchase a Convertible Term Note ("Convertible Term Note") of MMI in the principal amount set forth on the signature page of the applicable Subscription Agreement;

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

I.       THE CONVERTIBLE TERM LOANS

         1.1      The Convertible Term Loans.

                  (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (each a "Convertible Term Loan" and collectively the "Convertible Term Loans") to MMI in the principal amount set forth opposite the name of such Lender on Schedule I or the Joinder Agreement, as the case may be.

                  (b) Each Convertible Term Loan shall bear interest at the rate of 12% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed, which interest shall accrue commencing as of the date of the Convertible Term Note issued to such Lender.

                  (c) The outstanding principal amount of the Convertible Term Loans and accrued interest shall be repaid as follows:

                           (i)  payments  of  interest  shall be due and payable
quarterly with the first payment due on December 8, 1997 and subsequent payments due on each of March 8, 1998, June 8, 1998 and September 8, 1998;

                           (ii) interest  shall be payable either in cash or, at
the option of the Company, in-kind, as follows: payments in-kind shall be made by the issuance of a Convertible Term Note in an original principal amount equal to the amount of such interest then due, and which Convertible Term Note shall otherwise contain terms identical to those set forth in this Convertible Term Loan Agreement and the other Convertible Term Notes issued hereunder (each an "Additional Convertible Term Note"); and

                           (iii) all  remaining  unpaid  principal  and  accrued
interest  shall be repaid on the earlier to occur of (1)  September 8, 1998,  or
(2) the date when declared due and payable by a Lender upon the occurrence of an Event of Default (as defined in Article V below) (the "Maturity Date"), either in cash or, at the option of each Lender, in shares of the Company's common stock, $.01 par value per share ("Common Stock") pursuant to Section 1.7 hereof.

         1.2 The Convertible Term Notes. Each Convertible Term Loan shall be evidenced by a Convertible Term Note payable to the order of the applicable Lender for the principal amount set out in each Convertible Term Note and otherwise in the form attached hereto as Exhibit "A". The Convertible Term Notes shall be dated as of the date hereof for all Original Lenders and as of the date of the Joinder Agreement whereby the applicable Lender has agreed to become bound by the terms hereof for all other Lenders, shall bear interest at the rate per annum and be repayable as to principal and interest in accordance with the terms hereof and as specified in each Convertible Term Note. The Convertible Term Notes and this Agreement are collectively referred to hereafter as the "Loan Documents."

         1.3      Prepayments.

                  (a) MMI may, at its option, prepay the Convertible Term Loans and interest in whole at any time or in part from time to time; provided, however, that all prepayments shall be allocated among the Convertible Term Loans, pro rata; further provided, that any partial prepayment of a Convertible Term Loan shall require the relevant Convertible Term Note to be returned to the Company for cancellation and a new Convertible Term Note shall be issued to such holder for any remaining principal balance; and further provided, that the Company shall be required to provide at least ten (10) days prior written notice to all holders of Convertible Term Notes of any intention by the Company to repay (whether through a scheduled payment or prepayment) all or any portion of such Convertible Term Notes.

                  (b)  There  shall  be  no  penalty  for   prepayment   of  the
Convertible Term Loans or interest payable thereon.

         1.4 Net Payments. All payments made to the Lenders by MMI hereunder or under the Convertible Term Notes will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein.

         1.5 Convertible Term Loans Unsecured and Subordinate. The performance by MMI of its obligations under this Agreement and the Convertible Term Notes is not secured by the pledge, grant or assignment to the Lenders of any assets of MMI or any other person. Further, such obligations are subordinate to any existing debt of MMI and are subordinate to any debt hereafter created by MMI for money borrowed from any bank, other financing organization, or any other person or entity, or any purchase money debt in favor of any bona-fide purchase money seller or any other obligations under capital leases, and all principal, interest, premiums, charges, and other sums related to any such obligations.
Such debt includes, but is not limited to, any debt created or assumed in connection with a merger or the acquisition of assets or stock. No payments shall be made hereunder if at such time any default has occurred and is continuing with respect to such other debt. The subordination described in this section is self-executing and no further documentation is necessary. In the event any lender of MMI ("Payee") requests evidence of the subordination described in this Section 1.5, each Lender hereby agrees to execute a subordination agreement in the form reasonably requested by such Payee.

         1.6 New Lenders to Sign Joinder Agreement. If the Company sells any Convertible Term Notes after the date hereof, the Company will, as a condition precedent to the sale of such Convertible Term Notes, require the purchaser to execute the Joinder Agreement which is in the form attached hereto as Exhibit "B", wherein such purchaser agrees to be bound by and to comply with all of the terms and conditions of this Agreement, unless such purchaser is already a party to this Agreement.

         1.7 Conversion of Convertible Term Note. THE COMPANY DOES NOT CURRENTLY HAVE A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO MEET ITS OBLIGATIONS TO ISSUE SHARES UNDERLYING THE TERM NOTES. SUCH OBLIGATION OF THE COMPANY IS SUBJECT TO THE COMPANY AMENDING ITS ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF ITS AUTHORIZED SHARES OF COMMON STOCK, INCLUDING OBTAINING APPROVAL OF ITS SHAREHOLDERS TO SUCH AMENDMENT.
SEE THE "RISK FACTORS" SECTION OF THE SUBSCRIPTION AGREEMENTS (SECTION 8).

                  The Company hereby represents and covenants to each Lender that it will use its best efforts to increase its authorized shares of Common Stock in order to meet all obligations to issue shares of Common Stock pursuant to the Convertible Term Notes as promptly as practicable after the date of this Agreement, and to such end, will propose such an increase in the authorized shares of Common Stock at the Company's next annual meeting of shareholders.

                  (a)      Conversion Right.

                           (i)   Subject  to  and  upon   compliance   with  the
provisions of this Section 1.7, at the option of each Lender at any time on or before the Maturity Date or such later date upon which all obligations under a Convertible Term Note have not been satisfied by the Company), the unpaid principal balance and any accrued but unpaid interest of a Convertible Term Note or any portion thereof may be converted into fully-paid and non-assessable shares of Common Stock of the Company (the "Conversion Shares"), at a conversion price per share (the "Conversion Price") equal to (i) $1.75 per share if the Convertible Term Note being converted is dated on or before September 8, 1997 and (ii) $2.00 per share if the Convertible Term Note being converted is dated after September 8, 1997. Notwithstanding the foregoing or anything else to the contrary contained herein, however, if at any time on or before November 3, 1997, the Company issues a note, debenture or other debt instrument convertible into the Common Stock of the Company, or issues a warrant, option or other instrument or agreement giving the holder the right to purchase the common stock of the Company, the Company shall notify each Lender of all material terms thereof, and then at the option of each Lender, from and after the time of any such issuance, the Conversion Price for such Lender's Convertible Term Note in this Agreement shall be either (x) the Conversion Price set forth in this
Section 1.7(a)(i) or (y) the conversion price or exercise price set forth in any such debenture, note, instrument, warrant, option or agreement. The Company shall be required to provide at least ten (10) days prior written notice to all holders of Convertible Term Notes of any intention by the Company to repay (whether through a scheduled payment or prepayment) all or any portion of such Convertible Term Notes. If the Company has not received a Conversion Notice from a holder of a Convertible Term Note (as provided in Section 1.7(a)(ii) with respect to such repayment by the Company prior to repayment of such amount in cash on such date, the right of the holder of such Convertible Term Note to receive any such amount in Conversion Shares shall expire as of the time of such receipt.

                           (ii)  The  conversion  right  shall be  exercised  by
sending to the Company a conversion notice substantially in the form attached hereto as Exhibit "C" (the "Conversion Notice"), duly executed by the Lender. The Conversion Notice shall state the principal amount and such portion of the accrued but unpaid interest thereof to be so converted and shall identify a closing date not more than 20 nor less than 10 days from the date of the Conversion Notice. On such closing date, if it is being paid in full by the Company, the relevant Convertible Term Note shall be returned to the Company for cancellation.

                           (iii) Conversion Shares issuable upon conversion of a
Convertible Term Note shall be issued in the name of the relevant Lender and shall be transferable only in accordance with all of the terms and restrictions contained herein.

                           (iv) Upon such conversion,  the Company shall pay all
accrued and unpaid interest through the conversion date on the Convertible Term Note or such part thereof delivered for conversion (other than the portion, if any, which the Lender elects to convert into Conversion Shares).

                           (v) No fractional shares shall be issued or delivered
upon  conversion
of Convertible Term Notes. Any principal or accrued interest elected by a holder of a Convertible Term Note to be converted to Conversion Shares which would otherwise constitute a fractional share of the Company's Common Stock shall instead be paid to such holder in cash. Upon conversion of a Convertible Term Note for only part of the principal remaining unpaid, the Convertible Term Note shall be returned to the Company for cancellation and a new Convertible Term Note shall be issued to such holder for any remaining principal balance.

                  (b)      Adjustment.

                           (i) Shares  Included  in  Computation.  The number of
shares of Common Stock at any time deemed to be outstanding for any purpose hereunder shall not include any shares of Common Stock then owned or held by or for the account of the Company.

                           (ii) Subdivision or Combination. Whenever the Company
shall subdivide or combine the outstanding shares of its Common Stock or issue or declare a stock dividend, the Conversion Price of each Convertible Term Note in effect immediately prior to such subdivision or combination shall be proportionately decreased in the case of subdivision or stock dividend or increased in the case of combination effective at the time of each such subdivision, stock dividend or combination. The provisions of this clause (ii) shall apply to successive transactions of the nature to which it relates.

                           (iii)   Reclassification  or  Change.   Whenever  any
reclassification or change of the outstanding shares of Common Stock shall occur (other than a change in par value, or from par value to no par, or from no par to par value, or as a result of a subdivision or combination), including by reason of a stock split, stock dividend, merger, consolidation, or like event, effective provision shall be made whereby each holder of a Convertible Term Note shall have the right, at any time thereafter, to receive upon conversion of such holder's Convertible Term Note the number and kind of capital stock or other securities or property receivable upon such reclassification by a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Term Note immediately prior to such reclassification or other event. Thereafter, the rights of a holder of a Convertible Term Note with respect to the adjustment of the amount of securities or other property obtainable upon conversion of such Convertible Term Note shall be appropriately continued and preserved, so as to afford as nearly as may be possible protection of the nature afforded by this Paragraph 1.7(b)(iii). The provisions of this clause (iii) shall apply to successive transactions of the nature to which it relates.

                           (iv)     Notices of Record Date.  In case,

                           (A) the Company shall declare a dividend (or make any
other distribution) on its shares of Common Stock payable otherwise than in cash out of is earned surplus; or

                           (B) the Company shall grant the holders of its Common
Stock the right to subscribe for or purchase any shares of its capital stock of any class; or

                           (C) the Company shall make any  distribution on or in
respect of the Common Stock in connection with the dissolution, liquidation or winding up of the Company; or

                           (D) there is to be a  reclassification  of the Common
Stock of the Company (other than the subdivision or combination of its outstanding shares of Common Stock), a consolidation or merger or similar event to which the Company is a party and in connection with which approval of any class of shareholders of the Company is required, or a sale or conveyance of the property of the Company as an entirety or substantially as an entirety, then and in each such event, the Company shall mail or cause to be mailed to each holder of a Convertible Term Note a notice specifying the date on which any record is to be taken for the purpose of such dividend, distribution or granting of rights, or the date on which such reclassification, consolidation or merger is expected to become effective, and the time, if any, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization or reclassification. Such notice shall be mailed at least 30 days prior to the record or effective date therein specified.

                           (vi) Notice of Adjustment of Conversion  Price,  etc.
If there shall be any adjustment as provided in this Section 1.7, or if securities or property other than shares of Common Stock of the Company shall become issuable or deliverable in lieu of shares of such Common Stock upon the conversion of a Convertible Term Note, the Company shall forthwith cause written notice thereof to be sent by registered or certified mail, postage prepaid, to each holder of a Convertible Term Note, which notice shall be accompanied by a certificate of the principal financial officer of the Company setting forth in reasonable detail the facts requiring any such adjustment and the Conversion Price and number of shares issuable upon the conversion of each Convertible Term Note after such adjustment, or the kind and amount of any such securities or property so issuable or deliverable upon the conversion of each Convertible Term Note, as the case may be.

                  (c)      Restrictions on Transfer.

                           (i) Lack of Registration.  By accepting a Convertible
Term Note, each holder thereof acknowledges that the Convertible Term Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and that none of the Conversion Shares or Additional Convertible Term Notes will be registered under any such laws (except as contemplated by Section 1.7(d) hereof) and represents that it is acquiring the Convertible Term Note, and will acquire any Conversion Shares and Additional Convertible Term Notes, for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof.

                           (ii)  Conditions  to  Transfer.   Each  holder  of  a
Convertible Term Note shall not transfer such Convertible Term Note or any Conversion Shares or Additional Convertible Term Notes (or any interest therein) until at least 180 days after the Maturity Date (the "Lock-up Period") and, thereafter, (A) until it shall have first given written notice to the Company describing the manner of any such proposed transfer, and (B) either (i) the Company has received from such holder's counsel an opinion satisfactory to the Company and its counsel that such transfer may be made without compliance with the registration provisions of the Securities Act and that the proposed transfer may be made without violation of the Securities Act and any applicable state securities law, or (ii) a registration statement filed by the Company covering the securities to be transferred is in effect under the Securities Act and there has been compliance with the applicable state securities laws.

                  (d)      Registration Rights.

                           (i) Definitions.  "Registrable  Securities" means the
Conversion Shares and any other securities issued in exchange for or as dividends on the Conversion Shares; provided, however, that Registrable Securities will cease to be Registrable Securities when (1) a registration statement filed pursuant to the Securities Act covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement or (2) they are sold pursuant to the terms of Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

                           (ii)  Piggyback Registration Rights.

                           (1) For a period of five (5) years  commencing on the
Maturity Date, if the Company shall determine to proceed with the actual preparation and filing with the Securities and Exchange Commission ("SEC") of a registration statement in connection with the proposed offer and sale for money of any of its securities under the Securities Act, it will give at least thirty
(30) days prior written notice to each registered holder of Registrable Securities ("Holder") of its intention to do so. Upon the subsequent written request of a Holder to the Company to include all or a portion of the Registrable Securities held by such Holder in such registration, given within ten (10) days after receipt of a notice of registration from the Company and stating the number of Registrable Securities to be disposed of and the intended method of disposition, the Company will cause all such Registrable Securities intended to be disposed of by each Holder to be included in such registration under the Securities Act, so as to permit the sale or other disposition of such Registrable Securities by such Holders, subject, however, to the limitations set forth below.

                           (2) The  Company  may at any time delay or withdraw a
registration contemplated by subsection d(ii)(1) above or otherwise elect to cause such a registration not to become effective.

                           (iii)    Demand Registration Rights.

                           (1) For a period of 180 days commencing the day after
expiration of the Lock-up Period, if all Holders have not yet sold or registered all of the Registrable Securities, then on any one (1) occasion during such period, the Holders of a majority of any remaining Registrable Securities shall have the right to demand in writing that the Company register, and the Company shall then be obligated to so register, all such remaining Registrable Securities then held by all Holders ("Demand Registration").

                           (2) If the  Company is  ineligible  to  register  its
securities with the SEC pursuant to the filing of a Form S-3 registration statement at the time of a Demand Registration by the Holders, then the Company shall not be obligated to effect such Demand Registration within six (6) months after the effective date of any other registration in which any Holder exercised piggyback registration rights pursuant to subsection (d)(ii) hereof.

                           (iv)  Registration  Procedure.  With  respect  to any
registration of Registrable Securities under this Section 1.7(d), the Company agrees:

                           (1) to prepare  and file with the SEC a  registration
statement with respect to such securities and use its best efforts to cause such registration statement to become effective, as well as such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least ninety (90) days (or such earlier date as there are no Registrable Securities remaining under such registration statement);

                           (2) to furnish to the  Holders  such number of copies
of a prospectus as the Lenders may reasonably request; and

                           (3) as  expeditiously  as  possible,  to  register or
qualify the Registrable Securities under the securities or Blue Sky laws of such reasonable number of states are requested by the Holders.

                           (v)  Expenses.  The Company  shall bear the full cost
and expense of any registration of Registrable Securities referred to in subsections (d)(ii) and (d)(iii) hereof; provided, however, that each Holder shall bear the full cost or expense of its own counsel and accountants and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by such Holder pursuant thereto.

                           (vi)  Underwritten Offerings.

                           (1) If any registration of Registrable  Securities is
underwritten, the Company's obligation to register the Registrable Securities of a Holder is conditioned upon the Holder's participating in any such underwriting and entering into an underwriting agreement in customary form with the Company's underwriter. If the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant thereto, but if any other shares of the Company's Common Stock owned by shareholders of the Company are to be included in such registration and underwriting, the total amount of the Company's Common Stock requested to be included on behalf of all such shareholders shall be allocated among the Holders exercising registration rights and such other shareholders in proportion to the respective amounts of shares of Common Stock that each such person has requested be so included.

                           (2)  Each  Holder  agrees,  if so  requested  by  the
managing underwriter in an underwritten offering, not to effect any public sale or distribution of securities included in such offering, including a sale under Rule 144 under the Securities Act, during the ten (10) day period prior to, and during the forty five (45) day period beginning on, the closing date of each offering made pursuant to such registration statement.

                           (vii) Indemnification.

                           (1) The Company  shall  indemnify  and hold  harmless
each Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for such Holder any Registrable Securities from and against any and all losses, claims, damages and liabilities arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished to the Company by such Holder or such underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act.

                           (2)  Each  Holder  shall   severally   indemnify  the
Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) required to be filed or furnished by reason of this Agreement and caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading based upon information furnished or required to be furnished to the Company by such Holder expressly for use therein.

          Each Holder shall furnish to the Company such information regarding itself, the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such registration statement and will otherwise use its best efforts to cooperate with the Company with respect to compliance with any applicable federal or state law or regulation.

II.      REPRESENTATIONS AND WARRANTIES

         MMI represents and warrants to the Lenders that:

          2.1 Organization, Standing. It (i) is a corporation duly organized, validly existing and subsisting in good standing under the laws of the Commonwealth of Pennsylvania, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder and under the Notes, and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of MMI.

          2.2 Corporate Authority, Etc. The making and performance of the Loan Documents are within the power and authority of MMI and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of MMI's shareholders or any other person (except in connection with an increase in the authorized number of shares of Common Stock set forth in the Company's Articles of Incorporation), do not and under present law will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws (except in connection with an increase in the Company's authorized Common Stock), do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any lien upon any of its assets. Further, MMI is not in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of MMI taken as a whole. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency (other than authorizations, approvals, consents, filings and registrations heretofore obtained and in full force and effect and a Form D to be prepared and filed with the Commission immediately following the Closing Date) are necessary for the execution, delivery or performance by MMI of the Loan Documents or for the validity or enforceability thereof.

          2.3 Validity of Documents. The Loan Documents, when executed and delivered, will be the legal, valid and binding obligation of MMI, enforceable against it in accordance with their terms. No authorization, consent, approval, license, exemption of or filing or registration with any court, governmental agency or other tribunal is or under present law will be necessary to the validity or performance of any Loan Document, except as to such filings as may be necessary to increase the number of shares of authorized Common Stock of the Company.

          2.4 Use of Proceeds. The proceeds of the Convertible Term Loans will be used by MMI for working capital and general corporate purposes. None of the proceeds of the Convertible Term Loans will be used to purchase or carry any "margin security" or extend credit for such purpose within the meaning of Regulations G or U of the Board of

Governors of the Federal Reserve System.

         2.5 Disclosure Generally. The representations and statements made by or on behalf of MMI in the Loan Documents do not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading.

III.     CLOSING

         On the date of each Subscription Agreement, the Lender executing such Subscription Agreement shall make the Convertible Term Loan indicated therein to MMI by paying MMI the principal amount such Convertible Term Loan by delivery to MMI of a certified or bank cashier's check, payable to the order of "MicroLeague Multimedia, Inc."

IV.      NEGATIVE COVENANTS

         Except to the extent waived from time to time by the Lenders, the following covenants will apply on and after the date hereof until the Notes are paid in full:

         4.1 Payment of Dividends; Redemption of Stock; Mergers. MMI will not pay any dividends, make any other distributions and/or repurchase, redeem, or otherwise acquire or set aside reserves to acquire, any of its outstanding stock or enter into any merger, consolidation or sale of all or substantially all of its assets or business.

         4.2 Guaranty Obligations. MMI will not become a guarantor, surety, obligor or otherwise become directly, indirectly or contingently liable for the debts or obligations of others, except as an endorser of checks or drafts negotiated in the ordinary course of MMI's business and except with respect to MMI's wholly-owned subsidiaries.

         4.3 No Change in Business. The Company will not change substantially the character of its business as conducted on the date hereof and will continue to conduct its business in the ordinary course.

         4.4 Dealings with Affiliates. MMI will not enter into any transaction with any holder of 5% or more of any class of capital stock of MMI, or any member of their immediate families or any corporation or other entity directly or indirectly controlled by one or more of such stockholders or members of their immediate families except in the ordinary course of business and on terms not less favorable to MMI than MMI would obtain in a transaction between unrelated parties.

V.       DEFAULT

         Events of Default. MMI shall be in default if any one or more of the following events ("Event of Default") occurs:

                  (a) Principal, Interest or Other Amounts. MMI fails to pay any principal or accrued interest on any Convertible Term Note or any other indebtedness of the Company which is either senior in priority to the Convertible Term Notes or secured by any assets of the Company for more than five (5) days after it becomes due and payable, whether at maturity, by notice of intention to prepay, or otherwise;

                  (b) Representations, Warranties, Etc. Any representation or warranty made by the Borrower in any of the Loan Documents or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

                  (c) Covenants. MMI fails to observe or perform as and when required by any of the covenants contained in this Agreement and fails to cure any such default within fifteen (15) days after receiving written notice of such default from any Lender.

         Upon the occurrence of an Event of Default, then and in every such event the Convertible Term Loans and all other obligations of MMI under any Loan Document, including without limitation accrued interest, shall become due and payable, upon declaration by Lenders representing a majority of the outstanding aggregate Convertible Term Loan balance, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by MMI. Upon the occurrence of an Event of Default, MMI agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorney's fees and legal expenses, incurred by the Lenders in endeavoring to collect any amounts payable hereunder which are not paid when due.

VI.      MISCELLANEOUS

         6.1 Waiver. No failure or delay on the part of the Lenders or any holder of a Convertible Term Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         6.2 Amendments. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by MMI therefrom shall be effective unless the same shall have been approved by all parties thereto, be in writing and be signed by all parties thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on MMI shall entitle MMI to any other or further notice or demand in similar or other circumstances.

         6.3 Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to state or federal principles of conflict of laws.

         6.4 Assignment. Each Loan Document shall bind and inure to the benefit of MMI and the Lenders and their respective successors and assigns.

         6.5 Notices. All notices, requests, demands, directions, declarations and other communications between the Lenders and MMI provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or telefaxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid; and whenever sent by telegram, telegraph or telefax or delivered in hand, shall be effective when received. Any party may change its address by a communication in accordance herewith.

         6.6 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of any Convertible Term Loan hereunder and the execution and delivery of any Convertible Term Note.

         6.7 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the Convertible Term Notes shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or the Convertible Term Notes or of such provision or obligation in any other jurisdiction.

         6.8 No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duties by the Lenders to MMI other than those that exist at law.

         6.9 Counterparts; Effectiveness. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when each Lender shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to each Lender or facsimile that such counterparts have been signed by each of the parties hereto or thereto.

         6.10 Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

         6.11 Accounting Terms. All accounting terms used herein shall be construed in accordance with Generally Accepted Accounting Principles.

         IN WITNESS WHEREOF, each Lender has executed this Agreement, and MMI has caused this Agreement to be executed by its proper corporate officers thereunto duly authorized as of the day and year first above written.

                                    MICROLEAGUE MULTIMEDIA, INC.,
                                    a Pennsylvania corporation



                                    By: /s/ Neil Swartz
                                            Neil Swartz
                                            Chief Executive Officer


                                    LENDERS:

                                    PENN JANNEY OPPORTUNITIES FUND, L.P.
                                    By: Penn Janney GP, L.L.C.,
                                        its general partner



                                    By: /s/ Richard Fox
                                            Richard Fox, Managing Member
                                    Address:




                                        /s/ Norman M. Some
                                            NORMAN M. SOME
                                    Address:

                                        /s/ Ruly R. Carpenter, III
                                            RULY R. CARPENTER, III
                                    Address:




                                        /s/  W. Thacher Longstreth
                                             W. THACHER LONGSTRETH
                                    Address:

                                   SCHEDULE I

                               SCHEDULE OF LENDERS



Lender                                       Principal of Convertible Term Loan

Penn Janney Opportunities Fund, L.P.                 $200,000

Norman M. Some                                       $200,000

Ruly R. Carpenter, III                               $200,000

W. Thacher Longstreth                                $ 50,000

                                   EXHIBIT "A"

                                  FORM OF NOTE

                              CONVERTIBLE TERM NOTE


$[  ]                                                       ____________ , 1997


         For value received, MICROLEAGUE MULTIMEDIA, INC. ("Maker"), hereby unconditionally promises to pay to the order of ("Lender"), the principal sum of Dollars ($ ), or such other amount as shall then equal the outstanding principal amount hereof, and any unpaid accrued interest hereon, at such interest rate and at such times and in the manner as specified in the Convertible Term Loan Agreement (defined below).

         Payments of principal and accrued but unpaid interest on this Note (to the extent not paid by the issuance of Additional Term Notes as defined in and pursuant to Section 1.1 of the Convertible Term Loan Agreement or by the issuance of Conversion Shares as defined in and pursuant to Section 1.7 of the Convertible Term Loan Agreement) shall be made in lawful money of the United States of America by delivery of a certified or bank cashier's check payable to the Lender or in immediately available funds via wire transfer to such financial institution as Maker is instructed in writing by Lender. All payments hereunder shall be remitted to the Lender at the address set forth by the Lender's name on the signature page of the Convertible Term Loan Agreement or at such other place as the Lender may designate by written notice in accordance with the Convertible Term Loan Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned in the Convertible Term Loan Agreement.

         This Note arises out of a certain Convertible Term Loan Agreement dated September 8, 1997, among Maker, the Lender, and certain other lenders (herein the "Convertible Term Loan Agreement"), to which reference is made for a statement of the respective rights and obligations of the parties and the terms and conditions therein provided under which the principal hereof and accrued interest thereon and any other amounts payable, if any, may be prepaid or may become immediately due and payable. This Note is subordinated to the prior repayment of certain debt of the Maker as and to the extent provided in the Convertible Term Loan Agreement.

         The Maker hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, excepting any notice requirement set forth in the Convertible Term Loan Agreement. No failure on the part of the holder of this Note in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy hereunder. No modification or waiver of any provision of this Note, nor any departure by Maker therefrom, shall in any event be effective unless the same shall be in writing, in accordance with Section 6.2 of the Convertible Term Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.

         This Note shall be deemed to have been made under and shall be governed by the laws of the Commonwealth of Pennsylvania in all respects, including matters of construction, validity and performance, without regard to principles of conflict of laws.

         IN WITNESS WHEREOF, the undersigned, by its duly authorized officer, has executed this Note as of the date first above written.

                                             MICROLEAGUE MULTIMEDIA, INC.
                                             a Pennsylvania corporation



                                             By:
                                             Name:  Neil Swartz
                                             Title: Chief Executive Officer

                                                                    EXHIBIT "B"


                                JOINDER AGREEMENT

                  The undersigned desires to purchase a Convertible Term Note (as defined in the Convertible Term Loan Agreement dated September 8, 1997 among MicroLeague Multimedia, Inc. (the "Company") and the other purchasers of Convertible Term Notes set forth on the signature page thereof (the "Convertible Term Loan Agreement")) of the Company in the principal amount of $______________ in accordance with the terms of the Convertible Term Loan Agreement.

                  The Convertible Term Loan Agreement requires, as a condition precedent to the acquisition of any Convertible Term Notes of the Company, any person acquiring such Convertible Term Notes to execute and deliver this Joinder Agreement to the Company.

                  NOW,  THEREFORE,  in  consideration  of  the  foregoing,   the
undersigned, WITH THE INTENT TO BE LEGALLY BOUND HEREBY, agree as follows:

                  1. As a condition to the undersigned's acquisition of a Convertible Term Note, the undersigned agrees to be bound by and to comply with all the terms and conditions of the Convertible Term Loan Agreement as a "Lender" thereunder from and after the date hereof.

                  2. The undersigned (i) acknowledges receipt of a copy of the Convertible Term Loan Agreement, (ii) has read the Convertible Term Loan Agreement and (iii) understands that the Convertible Term Loan Agreement imposes certain restrictions and obligations on the undersigned and the Convertible Term Notes.

                  3. The undersigned also acknowledges that an executed copy of this Joinder Agreement will be attached to the Convertible Term Loan Agreement to evidence the undersigned's undertaking hereunder.

                  4. This Joinder Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.

                  IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement on the ____ day of _________________, 199__.


                                [Insert Name of Person Acquiring Convertible
                                   Term Note]



                                         [Signature]

                                                                    EXHIBIT "C"

                                CONVERSION NOTICE


         The undersigned Holder of a Convertible Term Note ("Term Note") issued by Microleague Multimedia, Inc. (the "Company'), hereby elects to convert the below listed amounts of principal and accrued interest of the Term Note into shares of Common Stock of the Company as provided in Section 1.7 of the Convertible Term Loan Agreement dated September 8, 1997:

         Principal                  Accrued Interest          Total Amount

         $                          $                         $

         The "Conversion Price" per share of Common Stock of the Company shall be $ per share based on:

         [ ]   (1)      Date of Term Note; or

         [ ]   (2)      Conversion or exercise price of security issued by the
                        Company subsequent to the issuance of the Term Note.

                  (Please check applicable box)


         Number of shares of Common Stock of the Company to be received by this conversion (Total Amount divided by the Conversion Price per share):

         The closing date of such conversion shall be (not more than 20 nor less than 10 days from the date of this Conversion Notice).


Dated:                              By: